News Release

TransUnion Reports Second Quarter 2017 Results

CHICAGO, July 25, 2017 - TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter ended June 30, 2017.
Total revenue was $475 million, an increase of 12 percent (11 percent on a constant currency basis) compared with the second quarter of 2016. Acquisitions accounted for a 1 percent increase in revenue. Net income attributable to TransUnion was $65 million compared with $17 million in the second quarter of 2016. Diluted earnings per share was $0.34 compared with $0.09 in the second quarter of 2016.
Adjusted EBITDA was $186 million, an increase of 17 percent (16 percent on a constant currency basis) compared with the second quarter of 2016. Adjusted EBITDA margin was 39.2 percent, an increase of 170 basis points compared with the second quarter of 2016. Adjusted Diluted Earnings per Share was $0.47, an increase of 26 percent compared with the second quarter of 2016.

“TransUnion delivered another strong quarter, highlighted by double-digit revenue, Adjusted EBITDA and Adjusted EPS growth while continuing to expand Adjusted EBITDA margin,” said Jim Peck, TransUnion's president and chief executive officer.  “We continue to see broad-based, innovation-driven growth across the company, and we are making strategic investments for future growth.  Given our performance in the first half, we feel confident about the rest of the year and our long-term outlook.”

“We also announced today that, effective August 18, Al Hamood, our CFO for nearly 10 years, is leaving to pursue other opportunities. Al has done an outstanding job in his tenure at TransUnion and has been a great friend and partner to me as we’ve transformed the company. I want to thank Al for all of his contributions and wish him well in his new endeavor,” Peck said.

“We’re very excited to announce that Todd Cello has been named our new CFO. Todd has been as VP, Strategic and Financial Planning through our changes in ownership. Todd has distinguished himself as a strong, thoughtful leader with highly valuable operating and corporate experience. Through our succession planning process we have been preparing Todd for this role. I have no doubt he will continue to do an excellent job,” Peck concluded.
Second Quarter 2017 Segment Results
U.S. Information Services (USIS)
USIS revenue was $298 million, an increase of 16 percent compared with the second quarter of 2016.

•	Online Data Services revenue was $191 million, an increase of 13 percent over the prior year.

•	Marketing Services revenue was $46 million, an increase of 23 percent over the prior year.

•	Decision Services revenue was $61 million, an increase of 20 percent over the prior year.

Operating income was $84 million, an increase of 102 percent compared with the second quarter of 2016. Adjusted Operating Income was $110 million, an increase of 26 percent compared with the second quarter of 2016.

International
International revenue was $87 million, an increase of 13 percent (10 percent on a constant currency basis) compared with the second quarter of 2016.

•	Developed markets revenue was $31 million, an increase of 11 percent (15 percent on a constant currency basis) over the prior year.

•	Emerging markets revenue was $56 million, an increase of 13 percent (8 percent on a constant currency basis) over the prior year.
Operating income was $13 million, an increase of 56 percent compared with the second quarter of 2016. Adjusted Operating Income was $27 million, an increase of 12 percent (11 percent on a constant currency basis) compared with the second quarter of 2016.
Consumer Interactive
Consumer Interactive revenue was $105 million, a decrease of 1 percent compared with the second quarter of 2016.
Operating income was $50 million, an increase of 14 percent compared with the second quarter of 2016. Adjusted Operating Income was $51 million, an increase of 13 percent compared with the second quarter of 2016.
Liquidity and Capital Resources
Cash and cash equivalents were at $142 million June 30, 2017 and $182 million at December 31, 2016. Total debt, including the current portion of long-term debt, remained relatively flat at $2.4 billion at June 30, 2017 compared with December 31, 2016.
For the six months ended June 30, 2017, cash provided by operating activities increased to $174 million compared with $150 million for the same period in 2016 due primarily to the increase in operating performance. Cash used in investing activities was $105 million compared with $323 million for the same period in 2016 due primarily to a decrease in cash used for acquisitions and an increase in investment proceeds. Capital expenditures were $58 million compared with $55 million for the same period in 2016. Cash used in financing activities was $110 million compared with a source of cash of $181 million for the same period in 2016. The change was primarily due to lower borrowings and the purchase of treasury stock in 2017 compared with the same period in 2016.
2017 Full Year Outlook
For the full year of 2017, we are raising our revenue, Adjusted EBITDA and Adjusted Diluted Earnings per Share guidance as follows. Consolidated revenue is expected to be between $1.87 billion and $1.88 billion, an increase of 9 to 10 percent on a constant currency basis. Adjusted EBITDA is expected to be between $730 million and $740 million, an increase of 15 to 16 percent. Adjusted Diluted Earnings per Share is expected to be between $1.79 and $1.82, an increase of 19 to 21 percent.
Consistent with our previous full year guidance, the full year revenue guidance includes approximately 1 percent growth from acquisitions, with no significant impact on revenue and Adjusted EBITDA from foreign exchange rates.
2017 Third Quarter Outlook

For the third quarter of 2017, consolidated revenue is expected to be between $470 million and $475 million, an increase of 7 to 8 percent on a constant currency basis compared with the third quarter of 2016. Adjusted EBITDA is expected to be between $185 million and $189 million, an increase of 11 to 14 percent. Adjusted Diluted Earnings per Share is expected to be between $0.45 and $0.46, an increase of 21 to 24 percent.

The third quarter revenue guidance has no significant impact from acquisitions, with no significant impact on revenue and Adjusted EBITDA from foreign exchange rates.

Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:00 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.
About TransUnion
TransUnion is a leading global risk and information solutions provider to businesses and consumers. The Company provides consumer reports, risk scores, analytical services and decisioning capabilities to businesses. Businesses embed its solutions into their process workflows to acquire new customers, assess consumer ability to pay for services, identify cross-selling opportunities, measure and manage debt portfolio risk, collect debt, verify consumer identities and investigate potential fraud. Consumers use its solutions to view their credit profiles and access analytical tools that help them understand and manage their personal information and take precautions against identity theft. www.transunion.com
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.
Non-GAAP Financial Measures
This earnings release presents certain growth rates on Schedule 1 assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents Adjusted EBITDA, Adjusted EBITDA Margin, segment Adjusted Operating Income, segment Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present these financial measures as supplemental measures of our operating performance because we believe they provide meaningful information regarding our performance and provide a basis to compare operating results between periods. We present Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. Also, Adjusted EBITDA is a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours. In addition, our board of directors and executive management team use Adjusted EBITDA as a compensation measure. Furthermore, under the credit agreement governing our senior secured credit facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to a ratio based on Adjusted EBITDA. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.
Adjusted EBITDA is defined as net income (loss) attributable to TransUnion plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income). Adjusted Operating Income is defined as operating income plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets. Adjusted Effective Tax Rate is defined as adjusted provision for income taxes divided by adjusted income before income taxes. Adjusted Net Income is defined as net income (loss) attributable to TransUnion plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus changes in provision for income taxes. Adjusted Earnings per Share is defined as Adjusted Net Income divided by weighted-average shares outstanding.
Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements include macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities”; our ability to effectively manage our costs; economic and political stability in the United States and international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to make acquisitions and integrate the operations of acquired businesses; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; share repurchase plans; our reliance on key management personnel; our controlling stockholders; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.
For More Information
E-mail:        Investor.Relations@transunion.com
Telephone:    312.985.2860

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	June 30, 2017	December 31, 2016
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$142.0	$182.2
Trade accounts receivable, net of allowance of $7.3 and $6.2	290.7	277.9
Other current assets	117.6	89.9
Total current assets	550.3	550.0
Property, plant and equipment, net of accumulated depreciation and amortization of $267.0 and $235.6	185.4	197.5
Goodwill, net	2,199.3	2,173.9
Other intangibles, net of accumulated amortization of $901.9 and $815.8	1,709.1	1,762.3
Other assets	112.5	97.5
Total assets	$4,756.6	$4,781.2
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$120.5	$114.2
Short-term debt and current portion of long-term debt	100.1	50.4
Other current liabilities	173.6	208.7
Total current liabilities	394.2	373.3
Long-term debt	2,297.3	2,325.2
Deferred taxes	564.9	579.0
Other liabilities	29.9	30.7
Total liabilities	3,286.3	3,308.2
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at June 30, 2017 and December 31, 2016, 186.1 million and 183.9 million shares issued at June 30, 2017 and December 31, 2016, respectively, and 181.9 million shares and 183.2 million shares outstanding as of June 30, 2017 and December 31, 2016, respectively	1.9	1.8
Additional paid-in capital	1,835.4	1,844.9
Treasury stock at cost; 4.2 million and 0.7 million shares at June 30, 2017 and December 31, 2016, respectively	(138.8)	(5.3)
Accumulated deficit	(176.5)	(303.8)
Accumulated other comprehensive loss	(151.1)	(174.8)
Total TransUnion stockholders’ equity	1,370.9	1,362.8
Noncontrolling interests	99.4	110.2
Total stockholders’ equity	1,470.3	1,473.0
Total liabilities and stockholders’ equity	$4,756.6	$4,781.2

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$474.8	$425.7	$929.7	$831.4
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	151.9	143.8	303.0	292.9
Selling, general and administrative	149.2	144.4	293.8	276.6
Depreciation and amortization	58.2	74.0	116.3	146.5
Total operating expenses	359.3	362.2	713.1	716.0
Operating income	115.5	63.5	216.6	115.4
Non-operating income and (expense)
Interest expense	(22.6)	(21.3)	(44.1)	(41.7)
Interest income	1.4	1.1	2.7	1.9
Earnings from equity method investments	2.0	2.0	3.7	3.9
Other income and (expense), net	(4.2)	(9.3)	(10.8)	(16.9)
Total non-operating income and (expense)	(23.4)	(27.5)	(48.5)	(52.8)
Income before income taxes	92.1	36.0	168.1	62.6
Provision for income taxes	(24.8)	(16.3)	(36.3)	(28.3)
Net income	67.3	19.7	131.8	34.3
Less: net income attributable to the noncontrolling interests	(2.4)	(2.4)	(4.5)	(4.4)
Net income attributable to TransUnion	$64.9	$17.3	$127.3	$29.9

Earnings per share:
Basic	$0.36	$0.09	$0.70	$0.16
Diluted	$0.34	$0.09	$0.67	$0.16

Weighted average shares outstanding:
Basic	181.9	182.5	182.3	182.4
Diluted	189.3	184.4	189.8	184.2

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$131.8	$34.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116.3	146.5
Net loss on refinancing transaction	5.0	—
Amortization and loss on fair value of hedge instrument	0.3	1.2
Equity in net income of affiliates, net of dividends	(3.2)	1.7
Deferred taxes	(18.3)	(4.1)
Amortization of discount and deferred financing fees	1.3	1.5
Stock-based compensation	15.9	8.9
Provision for losses on trade accounts receivable	1.8	1.8
Other	(3.9)	0.9
Changes in assets and liabilities:
Trade accounts receivable	(11.4)	(22.9)
Other current and long-term assets	(42.2)	(28.6)
Trade accounts payable	3.5	2.2
Other current and long-term liabilities	(22.7)	6.1
Cash provided by operating activities	174.2	149.5
Cash flows from investing activities:
Capital expenditures	(58.0)	(54.9)
Proceeds from sale of trading securities	2.5	0.9
Purchases of trading securities	(1.5)	(1.2)
Proceeds from sale of other investments	46.9	19.7
Purchases of other investments	(36.0)	(17.3)
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(58.7)	(270.6)
Other	0.3	—
Cash used in investing activities	(104.5)	(323.4)
Cash flows from financing activities:
Proceeds from senior secured term loan B	—	150.0
Proceeds from senior secured term loan A	—	55.0
Proceeds from senior secured revolving line of credit	105.0	145.0
Payments of senior secured revolving line of credit	(60.0)	(145.0)
Repayments of debt	(24.9)	(23.8)
Debt financing fees	(5.0)	(3.4)
Proceeds from issuance of common stock and exercise of stock options	16.3	2.3
Treasury stock purchased	(133.5)	—
Excess tax benefit	—	2.2
Distributions to noncontrolling interests	(0.3)	(1.0)
Payment of contingent obligation	(7.8)	(0.3)
Cash (used in) provided by financing activities	(110.2)	181.0
Effect of exchange rate changes on cash and cash equivalents	0.3	1.0
Net change in cash and cash equivalents	(40.2)	8.1
Cash and cash equivalents, beginning of period	182.2	133.2
Cash and cash equivalents, end of period	$142.0	$141.3

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
As Reported and Constant Currency Growth Rates - Unaudited

	Three Months Ended June 30, 2017 Percent Change	Six Months Ended June 30, 2017 Percent Change
Consolidated:
Revenue as reported	11.5%	11.8%
Revenue constant currency	11.1%	11.1%

Operating income	81.9%	87.6%
Operating income constant currency	82.1%	87.4%
Adjusted Operating Income	24.0%	26.9%
Adjusted Operating Income constant currency	23.8%	26.3%

Adjusted EBITDA	16.7%	18.9%
Adjusted EBITDA constant currency	16.5%	18.3%

International:
International Consolidated
Revenue as reported	12.5%	17.4%
Revenue constant currency	10.2%	13.0%

Operating income	56.0%	63.6%
Operating income constant currency	57.6%	62.0%
Adjusted Operating Income	11.8%	24.4%
Adjusted Operating Income constant currency	10.6%	21.0%

Developed Markets
Revenue as reported	11.4%	15.6%
Revenue constant currency	14.7%	16.0%

Emerging Markets
Revenue as reported	13.2%	18.3%
Revenue constant currency	7.7%	11.3%
Constant currency percentage changes assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - Unaudited
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$474.8	$425.7	$929.7	$831.4

Reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$64.9	$17.3	$127.3	$29.9
Net interest expense	21.3	20.2	41.5	39.8
Provision for income taxes	24.8	16.3	36.3	28.3
Depreciation and amortization	58.2	74.0	116.3	146.5
EBITDA	169.2	127.8	321.3	244.4
Adjustments to EBITDA:
Stock-based compensation(1)	11.6	10.4	24.8	15.7
Mergers and acquisitions, divestitures and business optimization(2)	4.3	7.6	6.9	13.1
Technology transformation(3)	—	11.3	—	23.3
Other(4)	0.9	2.3	4.8	4.3
Total adjustments to EBITDA	16.9	31.7	36.4	56.4
Adjusted EBITDA	$186.1	$159.5	$357.7	$300.9

EBITDA margin	35.6%	30.0%	34.6%	29.4%
Adjusted EBITDA Margin	39.2%	37.5%	38.5%	36.2%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)
For the three months ended June 30, 2017, consisted of the following adjustments to operating income: a $0.5 million loss on the divestitures of a small business operation and a $(0.1) million reduction in contingent consideration expense from previous acquisitions. For the three months ended June 30, 2017, consisted of the following adjustments to non-operating income and expense: $3.9 million of acquisition expenses. For six months ended June 30, 2017, consisted of the following adjustments to operating income: a $0.5 million loss on the divestitures of a small business operation and a $(0.2) million reduction in contingent consideration expense from previous acquisitions. For the six months ended June 30, 2017, consisted of the following adjustments to non-operating income and expense: $6.5 million of acquisition expenses and $0.1 million of miscellaneous.

For the three months ended June 30, 2016, consisted of the following adjustments to operating income: a $(0.1) million adjustment to contingent consideration expense from previous acquisitions and a $(0.2) million adjustment to business optimization expenses. For the three months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $7.9 million of acquisition expenses. For the six months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.1 million loss on the divestitures of two small business operations and a $(0.5) million adjustment to business optimization expenses. For the six months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $13.5 million of acquisition expenses.

(3)	Represented costs associated with a project to transform our technology infrastructure.

(4)
For the three months ended June 30, 2017, consisted of the following adjustments to non-operating income and expense: $0.5 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; $0.5 million of loan fees; a $0.2 million mark-to-market loss related to ineffectiveness of our interest rate hedge; $(0.2) million of currency remeasurement of our foreign operations and $(0.1) million of miscellaneous. For the six months ended June 30, 2017, consisted of the following adjustments to non-operating income and expense: $5.0 million of fees related to the refinancing of our senior secured credit facility; $0.9 million of fees incurred in connection with secondary offerings of shares of TransUnion common stock by certain of our stockholders; $0.8 million of loan fees; a $0.1 million mark-to-market loss related to ineffectiveness of our interest rate hedge; $(1.6) million of currency remeasurement of our foreign operations and $(0.4) million of miscellaneous.

For the three months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.3 million charge for certain legal and regulatory matters. For the three months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $0.9 million of fees incurred in connection with the filing of a registration statement and a secondary offering of shares of TransUnion common stock by certain of our stockholders; $0.5 million of loan fees; $0.3 million of currency remeasurement of our foreign operations and a $0.3 million mark-to-market loss related to ineffectiveness of our interest rate hedge. For the six months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.3 million charge for certain legal and regulatory matters. For the six months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $1.9 million of fees incurred in connection with the filing of registration statements and secondary offerings of shares of TransUnion common stock by certain of our stockholders; a $1.0 million mark-to-market loss related to ineffectiveness of our interest rate hedge; $0.8 million of loan fees and $0.3 million of currency remeasurement of our foreign operations.

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share - Unaudited
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income attributable to TransUnion	$64.9	$17.3	$127.3	$29.9
Adjustments before income tax items:
Stock-based compensation(1)	11.6	10.4	24.8	15.7
Mergers and acquisitions, divestitures and business optimization(2)	4.3	7.6	6.9	13.1
Technology transformation(3)	—	11.3	—	23.3
Other(4)	0.6	1.8	4.4	3.5
Amortization of certain intangible assets (5)	33.6	44.7	67.1	89.0
Total adjustments before income tax items	50.1	75.8	103.1	144.6
Change in provision for income taxes per schedule 4	(26.8)	(24.7)	(62.0)	(47.9)
Adjusted Net Income	$88.3	$68.4	$168.4	$126.5

Adjusted Earnings per Share:
Basic	$0.49	$0.37	$0.92	$0.69
Diluted(6)	$0.47	$0.37	$0.89	$0.69

Weighted-average shares outstanding:
Basic	181.9	182.5	182.3	182.4
Diluted(6)	189.3	184.4	189.8	184.2
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)
For the three months ended June 30, 2017, consisted of the following adjustments to operating income: a $0.5 million loss on the divestitures of a small business operation and a $(0.1) million reduction in contingent consideration expense from previous acquisitions. For the three months ended June 30, 2017, consisted of the following adjustments to non-operating income and expense: $3.9 million of acquisition expenses. For six months ended June 30, 2017, consisted of the following adjustments to operating income: a $0.5 million loss on the divestitures of a small business operation and a $(0.2) million reduction in contingent consideration expense from previous acquisitions. For the six months ended June 30, 2017, consisted of the following adjustments to non-operating income and expense: $6.5 million of acquisition expenses and $0.1 million of miscellaneous.

For the three months ended June 30, 2016, consisted of the following adjustments to operating income: a $(0.1) million adjustment to contingent consideration expense from previous acquisitions and a $(0.2) million adjustment to business optimization expenses. For the three months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $7.9 million of acquisition expenses. For the six months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.1 million loss on the divestitures of two small business operations and a $(0.5) million adjustment to business optimization expenses. For the six months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $13.5 million of acquisition expenses.

(3)	Represented costs associated with a project to transform our technology infrastructure.

(4)
For the three months ended June 30, 2017, consisted of the following adjustments to non-operating income and expense: $0.5 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; a $0.2 million mark-to-market loss related to ineffectiveness of our interest rate hedge; $(0.2) million of currency remeasurement of our foreign operations and $0.1 million of miscellaneous. For the six months ended June 30, 2017, consisted of the following adjustments to non-operating income and expense: $5.0 million of fees related to the refinancing of our senior secured credit facility; $0.9 million of fees incurred in connection with secondary offerings of shares of TransUnion common stock by certain of our stockholders; a $0.1 million mark-to-market loss related to ineffectiveness of our interest rate hedge; and $(1.6) million of currency remeasurement of our foreign operations.

For the three months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.3 million charge for certain legal and regulatory matters. For the three months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $0.3 million of currency remeasurement of our foreign operations; a $0.3 million mark-to-market loss related to ineffectiveness of our interest rate hedge; and $0.9 million of fees incurred in connection with the filing of a registration statement and a secondary offering of shares of TransUnion common stock be certain of our stockholders. For the six months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.3 million charge for certain legal and regulatory matters. For the six months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $0.3 million of currency remeasurement of our foreign operations; a $1.0 million mark-to-market loss related to ineffectiveness of our interest rate hedge; and $1.9 million of fees incurred in connections with the filing of registration statements and secondary offerings of shares of TransUnion common stock by certain of our stockholders.

(5)	Consisted of amortization of intangible assets from our 2012 change in control and amortization of intangible assets established in business acquisitions after our 2012 change in control.

(6)
For the three and six months ended June 30, 2017, there were zero and less than 0.1 million anti-dilutive weighted stock-based awards outstanding, respectively. In addition, there were no contingently issuable stock-based awards outstanding that were excluded from the diluted earnings per share calculation because the contingencies had not been met. For the three and six months ended June 30, 2016, there were less than 0.1 million anti-dilutive stock-based awards outstanding. In addition, there were 6.5 million contingently issuable stock-based awards outstanding that were excluded from the diluted earnings per share calculation because the market conditions had not been met.

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate - Unaudited
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Income before income taxes	$92.1	$36.0	$168.1	$62.6
Total adjustments before income taxes per Schedule 3	50.1	75.8	103.1	144.6
Adjusted income before income taxes	$142.3	$111.8	$271.2	$207.2

Provision for income taxes	(24.8)	(16.3)	$(36.3)	(28.3)
Adjustments for income taxes:
Tax effect of above adjustments(1)	(16.7)	(27.0)	(34.6)	(51.8)
Eliminate impact of adjustments for unremitted foreign earnings(2)	—	—	(4.3)	—
Eliminate impact of excess tax benefits for share compensation(3)	(11.4)	—	(23.0)	—
Other(4)	1.3	2.3	—	3.9
Total adjustments for income taxes	(26.8)	(24.7)	(62.0)	(47.9)
Adjusted provision for income taxes	$(51.7)	$(41.1)	$(98.3)	$(76.2)

Effective tax rate	27.0%	45.3%	21.6%	45.2%
Adjusted Effective Tax Rate	36.3%	36.7%	36.2%	36.8%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Tax rates used to calculate the tax expense impact are based on the nature of each item.

(2)	Eliminates impact of certain adjustments related to our deferred tax liability for unremitted earnings.

(3)
Eliminates the impact of excess tax benefits for share compensation resulting from adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.

(4)	Eliminates the impact of state tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, and valuation allowances on capital losses and other discrete adjustments.

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Adjusted Operating Income, Operating Margin and Adjusted Operating Margin - Unaudited
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Online Data Services	$190.6	$168.1	$373.0	$329.2
Marketing Services	46.5	37.9	88.5	74.9
Decision Services	60.8	50.7	118.6	99.8
Total USIS	297.9	256.8	580.1	503.8
Developed Markets	31.0	27.8	59.0	51.0
Emerging Markets	56.3	49.8	111.7	94.4
Total International	87.3	77.6	170.7	145.4
Consumer Interactive	105.4	106.5	210.3	212.6
Total revenue, gross	$490.6	$440.9	$961.1	$861.8

Intersegment revenue eliminations:
USIS Online	(14.7)	(14.2)	(29.1)	(28.4)
International Developed Markets	(1.1)	(0.9)	(2.1)	(1.6)
International Emerging Markets	—	(0.1)	(0.1)	(0.3)
Consumer Interactive	—	—	—	—
Total intersegment revenue eliminations	(15.8)	(15.2)	(31.4)	(30.3)
Total revenue as reported	$474.8	$425.7	$929.7	$831.4

Gross operating income by segment:
USIS operating income	$83.7	$41.4	$156.0	$71.6
International operating income	12.6	8.1	21.5	13.1
Consumer Interactive operating income	49.7	43.6	97.7	84.0
Corporate operating loss	(30.5)	(29.5)	(58.6)	(53.3)
Total operating income	$115.5	$63.5	$216.6	$115.4

Intersegment operating income eliminations:
USIS	$(14.3)	$(13.8)	$(28.4)	$(27.7)
International	(0.8)	(0.7)	(1.6)	(1.4)
Consumer Interactive	15.1	14.6	30.0	29.1
Corporate	—	—	—	—
Total eliminations	$—	$—	$—	$—

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of operating income to Adjusted Operating Income:
USIS operating income	$83.7	$41.4	$156.0	$71.6
Stock-based compensation(1)	3.8	3.0	7.9	5.5
Mergers and acquisitions, divestitures and business optimization(2)	(0.1)	(0.1)	(0.2)	—
Technology transformation(3)	—	10.0	—	21.0
Amortization of certain intangible assets(5)	22.8	33.3	45.6	66.6
Adjusted USIS Operating Income	110.3	87.6	209.3	164.7

International operating income	12.6	8.1	21.5	13.1
Stock-based compensation(1)	4.3	4.9	9.8	6.0
Mergers and acquisitions, divestitures and business optimization(2)	0.5	—	0.5	0.2
Technology transformation(3)	—	1.3	—	2.4
Amortization of certain intangible assets(5)	9.5	9.9	19.0	19.3
Adjusted International Operating Income	27.0	24.1	50.9	40.9

Consumer Interactive operating income	49.7	43.6	97.7	84.0
Stock-based compensation(1)	0.4	0.3	0.9	0.5
Amortization of certain intangible assets(5)	1.3	1.5	2.5	3.1
Adjusted Consumer Interactive Operating Income	51.4	45.4	101.0	87.6

Corporate operating loss	(30.5)	(29.5)	(58.6)	(53.3)
Stock-based compensation(1)	3.1	2.3	6.2	3.7
Mergers and acquisitions, divestitures and business optimization(2)	—	(0.2)	—	(0.5)
Other(4)	—	0.3	—	0.3
Adjusted Corporate Operating Income	(27.4)	(27.1)	(52.5)	(49.8)

Total operating income	115.5	63.5	216.6	115.4
Stock-based compensation(1)	11.6	10.4	24.8	15.7
Mergers and acquisitions, divestitures and business optimization(2)	0.5	(0.3)	0.3	(0.4)
Technology transformation(3)	—	11.3	—	23.3
Other(4)	—	0.3	—	0.3
Amortization of certain intangible assets(5)	33.6	44.7	67.1	89.0
Total operating income adjustments	45.7	66.5	92.2	127.9
Total Adjusted Operating Income	$161.2	$130.0	$308.7	$243.4

Operating margin(6):
USIS	28.1%	16.1%	26.9%	14.2%
International	14.4%	10.4%	12.6%	9.0%
Consumer Interactive	47.2%	40.9%	46.4%	39.5%
Total operating margin	24.3%	14.9%	23.3%	13.9%

Adjusted Operating Margin(6):
USIS	37.0%	34.1%	36.1%	32.7%
International	30.9%	31.1%	29.8%	28.1%
Consumer Interactive	48.8%	42.6%	48.0%	41.2%
Total Adjusted Operating Margin	34.0%	30.5%	33.2%	29.3%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)
For the three months ended June 30, 2017, consisted of the following adjustments to operating income: a $0.5 million loss on the divestitures of a small business operation (International) and a $(0.1) million reduction in contingent consideration expense from previous acquisitions (USIS). For the six months ended June 30, 2017, consisted of the following adjustments to operating income: a $0.5 million loss on the divestitures of a small business operation (International) and a $(0.2) million reduction in contingent consideration expense from previous acquisitions (USIS).

For the three months ended June 30, 2016, consisted of the following adjustments to operating income: a $(0.1) million adjustment to contingent consideration expense from previous acquisitions (USIS); and a $(0.2) million adjustment to business optimization expenses (Corporate). For the six months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.2 million loss on divestitures of two small business operations (International); and a $(0.5) million adjustment to business optimization expenses (Corporate).

(3)	Represented costs associated with a project to transform our technology infrastructure.

(4)	For the three and six months ended June 30, 2016, consisted of a $0.3 million charge for certain legal and regulatory matters for both periods (Corporate).

(5)	Consisted of amortization of intangible assets from our 2012 change in control transaction and amortization intangible assets established in business acquisitions after our 2012 change in control.

(6)
Segment operating margins and Adjusted Operating Margins are calculated using segment gross revenue and operating income. Consolidated operating margin and Adjusted Operating Margin is calculated using as reported revenue and operating income.

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization - Unaudited
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Depreciation and amortization:
USIS	$39.4	$54.4	$78.7	$108.3
International	14.8	15.1	29.6	29.0
Consumer Interactive	2.7	3.2	5.3	6.5
Corporate	1.3	1.3	2.6	2.6
Total depreciation and amortization	$58.2	$74.0	$116.3	$146.5
As a result of displaying amounts in millions, rounding differences may exist in the table above.